AMERICAN CENTURY INVESTMENTS                                                                    Multiple Class Plan
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                                                    SCHEDULE A
                               FUNDS COVERED BY MULTICLASS PLAN DATED AUGUST 1, 1997

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                                                                        Investor       Advisor      Institutional
Fund                                                                     Class          Class           Class
American Century Equity Growth Fund                                        X              X               X
American Century Global Gold Fund                                          X              X
American Century Global Natural Resources Fund                             X              X
American Century Income & Growth Fund                                      X              X               X
American Century Small Capitalization Fund                                 X              X               X
American Century Utilities Fund                                            X              X
Benham GNMA Fund                                                           X              X
Benham Inflation-Adjusted Treasury Fund                                    X              X
Benham Government Agency Money Market Fund                                 X              X
Benham Intermediate-Term Treasury Fund                                     X              X
Benham International Bond Fund                                             X              X
Benham Long-Term Treasury Fund                                             X              X
Benham Prime Money Market Fund                                             X              X
Benham Short-Term Government Fund                                          X              X
Benham Short-Term Treasury Fund                                            X              X
Benham Target Maturities Trust:  2000                                      X              X
Benham Target Maturities Trust:  2005                                      X              X
Benham Target Maturities Trust:  2010                                      X              X
Benham Target Maturities Trust:  2015                                      X              X
Benham Target Maturities Trust:  2020                                      X              X
Benham Target Maturities Trust:  2025                                      X              X
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DATED:  JUNE 29, 1998                                AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                     AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                                     AMERICAN CENTURY INVESTMENT TRUST
                                                     AMERICAN CENTURY MUNICIPAL TRUST
                                                     AMERICAN CENTURY TARGET MATURITIES TRUST
                                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

/s/ Douglas A. Paul
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DOUGLAS A. PAUL
Vice President and Secretary